Exhibit 99.1

PRIVATE AND CONFIDENTIAL PRIVATE AND CONFIDENTIAL $795 $671 $861 $958 $644 $149 $653 $771 $311 $209 $336 $424 $272 $116 $286 $452 $2,022 $1,145 $2,136 $2,605 2019 2020 2021 Q3 2022 LTM Media Rights Race Promotion Sponsorship Other 33 ▪ Fees paid to host, stage, and promote events ▪ Long - term contracts from 3 - 10 years ▪ Contracts typically have annual escalators ▪ Promoters’ principal source of income is ticketing Race Promotion (Typical 3 - 10 Year Contract Term) ▪ Partnerships in over 200 territories globally ▪ Mix of free - to - air and pay - TV ▪ Contracts usually include annual escalators ▪ Includes F1TV OTT revenue Media Rights (Typical 3 - 5 Year Contract Term) ▪ Global partners and official suppliers ▪ Race title sponsorship ▪ Track - side advertising Sponsorship (Typical 3 - 5 Year Contract Term) Includes: ▪ Formula 1 Paddock Club ▪ Licensing & Merchandise ▪ Freight and logistics services to teams ▪ TV production and post - production ▪ F2 and F3 series Other 21 17 # of Races 22 Formula 1 Revenue - 2019 - 2022Q3 ($millions) 4 Formula 1 has a diversified & stable business model Multi - year contracts with key business partners across Media Rights, Race Promotion & Sponsorship NOVEMBER 2022 22